SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2004

KNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32647	58-2424258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 O. G. Skinner Drive, West Point, Georgia 31833

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (706) 645-8553

Item 5. Other Events and Required FD Disclosure.

On February 19, 2004, Knology, Inc. (the “Company”) issued a press release announcing that it plans to offer up to $280.0 million of senior notes in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and foreign purchasers outside the United States pursuant to Regulation S under the Securities Act of 1933. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated February 19, 2004.
99.2	Press Release, dated February 19, 2004 (This exhibit is furnished, not filed, pursuant to Item 12).

Item 12. Results of Operations and Financial Condition.

On February 19, 2004, the Company issued a press release announcing its 2003 preliminary estimates for revenue and EBITDA, as adjusted. A copy of this press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

EBITDA is an acronym that means earnings before interest, taxes, depreciation and amortization. EBITDA, as adjusted is an operational measure that is not calculated and presented in accordance with accounting principles generally accepted in the United States. The Company defines EBITDA, as adjusted as operating income or loss before depreciation and amortization, restructuring expenses and non-cash gains and charges other than asset impairments, non-cash stock option expenses, litigation fees, interest expense, net, loss on investment, gain on adjustment of warrants to market and cumulative effect of a change in accounting principle. EBITDA, as adjusted eliminates the uneven effect on operating income of non-cash depreciation of tangible assets and amortization of certain intangible assets and, therefore, is useful to management in measuring the overall operational strength and performance of the Company. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used for generating the Company’s revenues. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures and investment spending. Another limitation of EBITDA, as adjusted is that it does not reflect income net of interest expense, which is a significant expense of the Company because of the substantial debt it incurred to acquire, upgrade and build out its broadband network.

Despite the limitations of EBITDA, as adjusted, management believes that the presentation of this operational measure is relevant and useful for investors because it allows investors to evaluate the Company’s performance by the same key financial metric used by management (although the Company’s internal financial metric also excludes non-cash charges for asset impairments). EBITDA, as adjusted is included in the Company’s division and consolidated monthly internal financial statements (together with other key operating metrics) and is presented and reviewed in the Company’s board of directors meetings. EBITDA, as adjusted is used by management (including division management) to monitor, review and evaluate operating performance (excluding non-cash transactions, transactions that do not occur on a regular basis and transactions that do not reflect operating income and expenses) and to inform such business decisions as how much to spend on marketing and advertising, whether to offer, and the extent of, promotional discounts, and whether to continue or restrict employee hiring. EBITDA, as adjusted is also one of five operating metrics used to determine bonuses to all employees at the manager or higher level (annual and quarterly targets are set for these metrics and bonuses are earned based on how well we achieve the targets, weighting the five metrics equally). In addition, EBITDA, as adjusted is commonly used in the broadband industry to analyze and compare broadband companies on the basis of operating performance, although the Company’s measure of EBITDA, as adjusted may not be directly comparable to similar measures used by other companies. EBITDA, as adjusted should not be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity, as well as other measures of financial performance reported in accordance with accounting principles generally accepted in the United States.

The information in this Item 12 and Exhibit 99.2 attached hereto and incorporated herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2004	KNOLOGY, INC. By: /s/ Chad S. Wachter Chad S. Wachter Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Description
99.1	Press Release, dated February 19, 2004.
99.2	Press Release, dated February 19, 2004 (This exhibit is furnished, not filed, pursuant to Item 12).